Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Gores Holdings VI, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

November 16, 2020